Exhibit 99.1

Sunny Holcomb

(914) 288-8100

ACADIA REALTY TRUST REPORTS FOURTH QUARTER AND FULL YEAR 2020 OPERATING RESULTS

RYE, NY (February 10, 2021) - Acadia Realty Trust (NYSE: AKR) (“Acadia” or the “Company”) today reported operating results for the quarter and year ended December 31, 2020. All per share amounts are on a fully-diluted basis, where applicable.

Acadia operates dual platforms, comprised of a high-quality core real estate portfolio (“Core Portfolio”), through which the Company owns and operates retail assets in the nation’s most dynamic corridors, and a series of discretionary, institutional funds (“Funds”) that target opportunistic and value-add investments.

Please refer to the tables and notes accompanying this press release for further details on operating results and additional disclosures related to net income, funds from operations ("FFO") as per NAREIT and before Special Items (discussed below), and net property operating income ("NOI") that were each impacted due to the COVID-19 Pandemic.

Fourth Quarter and Recent Highlights

•	Core Portfolio Cash Collections: Cash collections in excess of 90%
o	Collected 91% of billed rents and recoveries for the fourth quarter 2020
o	Collected 91% of January 2021 billed rents and recoveries
•	Core Portfolio Opening Status: Stable tenant openings
o	Approximately 88% and 90% of Core Portfolio’s tenants were open for business at December 31, 2020 based on pro-rata gross annualized base rents (“ABR”) and gross leasable area (“GLA”), respectively
o	Approximately 89% and 92% of Core Portfolio’s tenants were open for business at January 31, 2021 based on pro-rata gross ABR and GLA, respectively
•	Core Portfolio Leasing Progress: Strengthening Core leasing pipeline
o	Core leasing pipeline in excess of $8.0 million, with approximately 40% executed to date
o	Majority of pipeline resides within its Street/Urban portfolio, including New York City (Soho) and Chicago, IL
o	GAAP and cash leasing spreads of 13.9% and 5.8%, respectively, on comparable new and renewal leases executed during the fourth quarter 2020
•	Earnings: Fourth quarter results
o	GAAP loss per share of $0.12, NAREIT FFO per share of $0.29 and FFO before Special Items per share of $0.24
•	Core Portfolio Operating Results: Improved same-property NOI as compared to third quarter
o	Decrease in same-property NOI of 14.2% for the fourth quarter 2020 (as compared to a decline of 21.4% for the third quarter 2020) due to improving credit reserves
•	Fund Update:
o	Fund V has 40% of remaining capital commitments (approximately $600.0 million on a leveraged basis)
•	Investment Activity: Subsequent to year-end, disposition activity within the Core and Fund portfolios

o	Core Disposition Activity: Completed a single-tenant suburban disposition for $16.4 million in January 2021
o	Fund Disposition Activity: Completed a disposition of two parcels for $10.5 million on a Fund V investment in January 2021
•	Dividend Update: Reinstatement of dividend at $0.15 per share
o

As previously announced, the Company intends to reinstate its quarterly dividend commencing in the first quarter of 2021 at a rate based on its projected annual taxable income. This is expected to result in an initial quarterly distribution of $0.15 per common share. The first quarter 2021 distribution is subject to approval by the Company’s Board of Trustees

•	2021 Guidance: Introduced initial 2021 guidance
o	(Loss) earnings per share of ($0.12) to $0.04 and FFO before Special Items per diluted share of $0.98 to $1.14
o	The 2021 guidance range assumes the continuation of elevated COVID-19 impacts through at least the first half of 2021, with an expectation of improving operating results in the latter portion of 2021
o	The guidance range assumes no further government mandated shut-downs

“As we continue to work through a painful pandemic and its ongoing implications, we are pleased with the resilience of our diversified portfolio as evidenced by solid collections and strengthening leasing activity,” stated Kenneth F. Bernstein, President and CEO of Acadia Realty Trust. “As we think past the pandemic, we are encouraged by improving retailer activity, reinforcing the importance of our key must-have locations. Additionally, with more than half a billion of leveraged buying power heading into 2021, Fund V is well-positioned to opportunistically add to its successful portfolio of shopping centers as sellers begin to return to the table.”

OPERATIONS UPDATE

COVID-19 Impact on Operations

Fourth quarter and full year 2020 results were negatively impacted by approximately $5.6 million, or $0.06 and $32.5 million, or $0.36 of credit losses and straight-line rent reserves, respectively.

The amounts below represent Acadia’s pro-rata share of credit losses, abatements and straight-line rent reserves primarily associated with the COVID-19 Pandemic (in millions):

Fourth Quarter 2020 Credit Losses and Reserves	Core Same Store	Core Other	Funds	Total	Per Share

Credit Loss and Abatements - Billed Rents and Recoveries (a)	$2.8	$0.3	$0.7	$3.8	$0.04
Straight-Line Rent Reserves	N/A	1.5	0.3	1.8	0.02
Total	$2.8	$1.8	$1.0	$5.6	$0.06

(a)	Offsetting the credit losses on billed rents and recoveries for the fourth quarter is a benefit of approximately $2.0 million of cash collections on previously-reserved tenant accounts.

Full Year 2020 Credit Losses and Reserves	Core Same Store	Core Other	Funds	Total	Per Share

Credit Loss and Abatements - Billed Rents and Recoveries	$14.7	$2.2	$2.9	$19.8	$0.22
Straight-Line Rent Reserves	N/A	9.0	3.7	12.7	0.14
Total	$14.7	$11.2	$6.6	$32.5	$0.36

In the tables above, “Credit loss and Abatements – Billed Rents and Recoveries” represent reserves taken against a tenant’s rent and recoveries that were billable pursuant to the terms of a lease agreement. “Straight-Line Rent Reserves” represent reserves against a tenant’s straight-line rent balance. The balance is derived from the cumulative difference, generally from inception of the lease, between a tenant’s billed rents and the amount of rent recognized in earnings on a straight-line basis over the life of the lease.

Core Portfolio Cash Collections

At December 31, 2020, monthly and quarterly cash collections for the Core Portfolio were as follows:

Asset Type	October 2020	November 2020	December 2020	Q4 2020
Street/Urban	89%	90%	91%	91%
Suburban	92%	91%	90%	91%
Total Core Portfolio	90%	90%	91%	91%

Additionally, through February 5, 2021, the Company has collected approximately 91% of January 2021 billed rents and recoveries comprised of 92% and 91% for Street/Urban and Suburban, respectively.

All amounts are based upon pre-COVID billings (original contract rents without regard to deferral or abatement agreements) and exclude the impact of any security deposits applied against tenant accounts.

Core Portfolio Opening Status

Core Portfolio store openings were as follows:

		% Open - ABR				% Open - GLA
		As of				As of
Asset Type	Approximate % of Core ABR	June 30, 2020	September 30, 2020	December 31, 2020	% of Core GLA	June 30, 2020	September 30, 2020	December 31, 2020
Street/Urban	60%	66%	80%	86%	29%	77%	88%	90%
Suburban	40%	87%	95%	90%	71%	90%	95%	90%
Total Core Portfolio	100%	74%	86%	88%	100%	86%	93%	90%

Based on pro-rata gross ABR, approximately 89% of Core Portfolio’s tenants were open for business which was comprised of 86% and 92% for Street/Urban and Suburban, respectively, as of January 31, 2021. Based on pro-rata gross GLA, approximately 92% of Core Portfolio’s tenants were open for business which was comprised of 91% and 92% for Street/Urban and Suburban, respectively, as of January 31, 2021.

Core Portfolio cash collections and openings generally continue to improve but could fluctuate on a monthly basis due to the timing and amount of payments between reported periods which may continue to occur from the COVID-19 Pandemic. Cash collections and store opening data are presented for information purposes and are not intended to represent future trends.

Core Disposition

60 Orange Street, Bloomfield, New Jersey. In January 2021, the Company completed a single-tenant suburban disposition for $16.4 million. The property was sold at attractive pricing and will result in a gain during the first quarter of 2021.

Dividend Update

As previously announced, the Company intends to reinstate its quarterly dividend commencing in the first quarter of 2021 at a rate based on its projected annual taxable income. This is expected to result in an initial quarterly distribution of $0.15 per common share, subject to approval by the Company’s Board of Trustees. If a dividend is approved and declared by the Board, it is anticipated to be payable on April 15, 2021 to shareholders of record on March 31, 2021. The Company and its Board of Trustees will continue to revisit, and modify as needed, its quarterly distributions to meet its annual REIT taxable income requirements.

There can be no assurance that the Board will approve the declaration of a dividend or the amount of such dividend.

CONSOLIDATED FINANCIAL RESULTS

A complete reconciliation, in dollars and per share amounts, of (i) net loss or income attributable to Acadia to FFO (NAREIT and before Special Items) attributable to common shareholders and common OP Unit holders and (ii) operating income to NOI is included in the financial tables of this release.

Net (Loss) Income

Net loss attributable to Acadia for the quarter ended December 31, 2020 was $10.7 million, or $0.12 per share. This included (i) $5.6 million, or $0.06 per share, related to credit loss, straight-line rent reserves and tenant abatements, primarily due to the COVID-19 Pandemic; (ii) $5.3 million, or $0.06 per share, primarily attributable to impairment charges within the Funds and (iii) $2.9 million, or $0.03 per share on an impairment charge for a Right-of-Use Asset (“ROU”) within the Funds related to a ground lease. These charges were partially offset by (i) $4.5 million, or $0.05 per share, primarily from the unrealized mark-to-market adjustment on Albertsons and (ii) $4.1 million, or $0.04 per share, attributable to a gain on debt extinguishment. Net income attributable to Acadia for the quarter ended December 31, 2019 was $21.3 million, or $0.24 per share, inclusive of $16.6 million on a pro rata basis, or $0.19 per share attributable to an aggregate gain on dispositions of Core and Fund properties.

Net loss attributable to Acadia for the year ended December 31, 2020 was $8.8 million, or $0.10 per share. This included (i) $32.5 million, or $0.36 per share, related to credit loss, straight-line rent reserves and tenant abatements, primarily due to the COVID-19 Pandemic; (ii) $17.7 million, or $0.20 per share, attributable to impairment charges within the Funds and (iii) $2.9 million, or $0.03 per share on an impairment charge for a ROU within the Funds related to a ground lease. These charges were offset by (i) $27.1 million, or $0.30 per share, from the monetization and unrealized mark-to-market adjustment on Albertsons and (ii) $4.1 million, or $0.04 per share, attributable to a gain on debt extinguishment. Net income attributable to Acadia for the year ended December 31, 2019 was $53.0 million, or $0.62 per share, inclusive of (i) $7.5 million, or $0.09 per share, related to an announced accelerated tenant recapture and (ii) $19.8 million on a pro rata basis attributable to an aggregate gain on dispositions of Core and Fund properties, or $0.23 per share.

FFO as Defined by NAREIT

FFO for the quarter ended December 31, 2020 was $26.2 million, or $0.29 per share. This included (i) $5.6 million, or $0.06 per share, related to credit loss, straight-line rent reserves and tenant abatements, primarily due to the COVID-19 Pandemic and (ii) $2.9 million, or $0.03 attributable to an impairment charge for a ROU within the Funds related to a ground lease. These charges were offset by (i) $4.5 million, or $0.05 per share, primarily from the unrealized mark-to-market adjustment on Albertsons and (ii) $4.1 million, or $0.04 per share, attributable to gain on debt extinguishment. FFO was $29.3 million, or $0.32 per share, for the quarter ended December 31, 2019.

FFO for the year ended December 31, 2020 was $114.6 million, or $1.25 per share. This included (i) $32.5 million, or $0.36 per share, related to credit loss, straight-line reserves and tenant abatements, primarily due to the COVID-19 Pandemic and (ii) $2.9 million, or $0.03 attributable to an impairment charge for a ROU within the Funds related to a ground lease. These charges were offset by (i) $27.1 million, or $0.29 per share, from the monetization and unrealized mark-to-market adjustment on Albertsons and (ii) $4.1 million, or $0.04 per share, attributable to gain on debt extinguishment. FFO was $126.9 million, or $1.41 per share, including $7.5 million, or $0.08 per share and $1.7 million, or $0.02 per share, related to accelerated tenant recaptures and net promote and other transactional income, respectively, for the year ended December 31, 2019.

FFO before Special Items

FFO before Special Items for the fourth quarter ended December 31, 2020 was $21.7 million, or $0.24 per share, which excludes $4.5 million, or $0.05 per share, primarily from the unrealized mark-to-market adjustment on Albertsons. There were no Special Items for the quarter ended December 31, 2019.

FFO before Special Items for the year ended December 31, 2020 was $93.9 million, or $1.02 per share, which excludes $20.6 million, or $0.22 per share, primarily from the unrealized mark-to-market adjustment on Albertsons. There were no Special Items for the year ended December 31, 2019.

CORE PORTFOLIO

Core Portfolio Operating Results

The Company had a decrease in same-property NOI of 14.2% for the three months ended December 31, 2020 as compared to a decline of 21.4% for the third quarter 2020 predominantly due to credit reserves and abatements on billed Core Portfolio rents and recoveries.

The Core Portfolio was 89.9% occupied and 90.9% leased as of December 31, 2020 compared to 90.3% occupied and 91.1% leased as of September 30, 2020. The leased rate includes space that is leased but not yet occupied and excludes development and redevelopment properties.

During the fourth quarter, the Company generated a 13.9% increase in rent on a GAAP basis and 5.8% increase in rent on a cash basis, on 20 conforming new and renewal leases aggregating approximately 227,000 square feet.

The Company continued to expand its Core leasing pipeline, which currently exceeds $8.0 million. The majority of its pipeline resides within its Street/Urban portfolio and includes locations in Soho, New York and Chicago, Illinois. Inclusive of leases signed subsequent to year end, approximately 40% of the leases within the Company’s pipeline have been executed.

FUND PLATFORM

Fund Disposition

Parcel Sale - Family Center at Riverdale, Riverdale, UT (Fund V). In January 2021, Fund V, in partnership with CCA/Kornwasser, successfully completed the sales of two parcels (a freestanding Joann Fabrics and Crafts and a Dollar Tree-anchored pad) at Family Center in Riverdale, UT for an aggregate $10.5 million. The land parcel sales will result in a gain during the first quarter of 2021. The Company does not report return metrics for partial sales.

Fund Update

Fund V has $208.0 million of remaining capital commitments (approximately $600.0 million on a leveraged basis). While there were no new investments during the fourth quarter, Fund V’s pipeline continues to strengthen.

2021 GUIDANCE

The following initial guidance is based upon Acadia’s current view of existing market conditions and assumptions for the year ended December 31, 2021 and assumes no further government mandated shut-downs.

The Company estimates (loss) earnings per share to be from ($0.12) to $0.04 per diluted share and FFO before Special Items, to be $0.98 to $1.14 per diluted share. The Company is not providing any guidance for mark-to-market adjustments which will be included in Special Items.

	2021 Guidance	2020 Actual

Net (loss) earnings per share attributable to Common Shareholders	$(0.12) to $0.04	$(0.10)
Depreciation of real estate and amortization of leasing costs
(net of noncontrolling interests' share)	1.22 to 1.26	1.16
Impairment charges (net of noncontrolling interest share)	—	0.19
Gain on disposition of properties (net of noncontrolling interests' share)	(0.05) to (0.07)	—
Noncontrolling interest in Operating Partnership	(0.07) to (0.09)	—
Funds from operations per share attributable to Common Shareholders and Common OP Unit holders	$0.98 to $1.14	$1.25

Adjustments for Special Items:
Less: Albertsons unrealized holding gain (net of noncontrolling interest share)	—	(0.23)
Funds from operations before Special Items per share attributable to Common Shareholders and Common OP Unit holders	$0.98 to $1.14	$1.02

Other assumptions for 2021 guidance include the following:

	2021 Estimated		2020 Actual
(in $ millions)	Low	High

Interest income (Structured Finance Portfolio)	$6	$8	$8
Fund fee income, net	16	19	21
Core and Fund transactional income (a)	5	12	7
Interest expense, net of capitalized interest (b)	(47)	(49)	(46)

(a)

2021 FFO before Special Items guidance assumes the continued monetization of shares in Albertsons but excludes any unrealized mark-to-market adjustments on Albertsons shares. 2020 FFO before Special Items includes the realized gains on the sale of Albertsons shares.

(b)	Includes above/below market interest, amortization of finance costs and finance lease interest.

The full year 2021 guidance assumes the continuation of elevated COVID-19 impacts through at least the first half of 2021, with an expectation of improving operating results in the latter portion of 2021. The improvement is anticipated from rent commencements on newly executed leases along with reduced credit reserves as tenant re-openings (primarily within our Street portfolio) occur. Additionally, given the ongoing uncertainties resulting from COVID-19, the 2021 guidance does not incorporate any assumptions involving adjustments to its straight-line rent reserves or predictions of the variability that inherently results from those tenants that are, or may be subsequently classified, on the cash basis of accounting. The impact of such amounts could be material. Accordingly, the Company will update its guidance throughout 2021, as appropriate, to reflect such items.

CONFERENCE CALL

Management will conduct a conference call on Thursday, February 11, 2021 at 1:00 PM ET to review the Company’s earnings and operating results. Dial-in and webcast information is listed below.

Live Conference Call:

Date:            Thursday, February 11, 2021

Time:           1:00 PM ET

Dial#:         844-309-6711

Passcode:     “Acadia Realty” or “3676875”

Webcast (Listen-only):  www.acadiarealty.com under Investors, Presentations & Events

Phone Replay:

Dial#:            855-859-2056

Passcode:      “3676875”

Available Through:     Thursday, February 18, 2021

Webcast Replay:      www.acadiarealty.com under Investors, Presentations & Events

The Company uses, and intends to use, the Investors page of its website, which can be found at www.acadiarealty.com, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the Investors page, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, the website is not incorporated by reference into, and is not a part of, this document.

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth via its dual – Core Portfolio and Fund – operating platforms and its disciplined, location-driven investment strategy. Acadia Realty Trust is accomplishing this goal by building a best-in-class core real estate portfolio with meaningful concentrations of assets in the nation’s most dynamic corridors; making profitable opportunistic and value-add investments through its series of discretionary, institutional funds; and maintaining a strong balance sheet. For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain statements in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project,” or the negative thereof, or other variations thereon or comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results and financial performance to be materially different from future results and financial performance expressed or implied by such forward-looking statements, including, but not limited to: (i) economic, political and social uncertainty surrounding the COVID-19 Pandemic, including (a) the effectiveness or lack of effectiveness of governmental relief in providing assistance to large and small businesses, including the Company’s tenants, that have suffered significant declines in revenues as a result of mandatory business shut-downs, “shelter-in-place” or “stay-at-home” orders and social distancing practices, as well as individuals adversely impacted by the COVID-19 Pandemic, (b) the duration of any such orders or other formal recommendations for social distancing and the speed and extent to which revenues of the Company’s retail tenants recover following the lifting of any such orders or recommendations, (c) the potential impact of any such events on the obligations of the Company’s tenants to make rent and other payments or honor other commitments under existing leases, (d) to the extent we were seeking to sell properties in the near term, significantly greater uncertainty regarding our ability to do so at attractive prices, (e) the potential adverse impact on returns from development and redevelopment projects, and (f) the broader impact of the severe economic contraction and increase in unemployment that has occurred in the short term and negative consequences that will occur if these trends are not quickly reversed; (ii) the ability and willingness of the Company’s tenants (in particular its major tenants) and other third parties to satisfy their obligations under their respective contractual arrangements with the Company; (iii) macroeconomic conditions, such as a disruption of or lack of access to the capital markets; (iv) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (v) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and their effect on the Company’s revenues, earnings and funding sources; (vi) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of the London Interbank Offered Rate after 2021; (vii) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (viii) the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (ix) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (x) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) uninsured losses; (xiv) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xv) information technology security breaches, including increased cybersecurity risks relating to the use of remote technology during the COVID-19 Pandemic; and (xvi) the loss of key executives. The risks described above are not exhaustive and additional factors could adversely affect the Company’s business and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and other periodic or current reports the Company files with the SEC. Any forward-looking statements in this press release speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in the events, conditions or circumstances on which such forward-looking statements are based.

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Statements of Operations (a)

(dollars and Common Shares in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues
Rental income	$67,606	$76,702	$251,002	$291,190
Other	1,404	1,084	4,482	4,137
Total revenues	69,010	77,786	255,484	295,327

Operating expenses
Depreciation and amortization	48,166	32,636	149,793	125,443
General and administrative	9,640	9,837	36,055	35,416
Real estate taxes	11,672	9,635	43,505	39,315
Property operating	14,910	13,888	56,595	51,153
Impairment charges	34,049	—	85,598	1,721
Total operating expenses	118,437	65,996	371,546	253,048

Gain on disposition of properties	174	16,254	683	30,324
Operating (loss) income	(49,253)	28,044	(115,379)	72,603

Equity in (losses) earnings of unconsolidated affiliates	(1,082)	1,793	(1,237)	8,922
Interest and other income	1,823	1,741	8,979	7,988
Realized and unrealized holding gains on investments and other	34,595	—	113,930	6,947
Interest expense	(17,687)	(17,067)	(72,060)	(73,788)
(Loss) income from continuing operations before income taxes	(31,604)	14,511	(65,767)	22,672
Income tax (provision) benefit	(1,012)	154	(271)	(1,468)
Net (loss) income	(32,616)	14,665	(66,038)	21,204
Net loss attributable to noncontrolling interests	21,891	6,645	57,279	31,841
Net (loss) income attributable to Acadia	$(10,725)	$21,310	$(8,759)	$53,045

Less: net income attributable to participating securities	—	(175)	(233)	(413)
Net (loss) income attributable to Common Shareholders - basic and diluted earnings per share	$(10,725)	$21,135	$(8,992)	$52,632

Weighted average shares for basic loss and basic and diluted earnings per share	86,311	87,058	86,442	84,436

Net loss per share - basic, Net earnings per share - basic and diluted (b)	$(0.12)	$0.24	$(0.10)	$0.62

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Net (Loss) Income to Funds From Operations (a, c)

(dollars and Common Shares and Units in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Net (loss) income attributable to Acadia	$(10,725)	$21,310	$(8,759)	$53,045

Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share)	32,574	23,216	106,158	89,373
Impairment charges (net of noncontrolling interests' share)	4,923	—	17,323	395
Gain on disposition of properties (net of noncontrolling interests' share)	(174)	(16,644)	(291)	(19,786)
(Loss) income attributable to Common OP Unit holders	(569)	1,264	(370)	3,295
Distributions - Preferred OP Units	123	135	495	540
Funds from operations attributable to Common Shareholders and Common OP Unit holders	$26,152	$29,281	$114,556	$126,862

Adjustments for Special Items:
Less: Albertsons unrealized holding gain (net of noncontrolling interest share)	(4,468)	—	(20,625)	—
Funds from operations before Special Items attributable to Common Shareholders and Common OP Unit holders	$21,684	$29,281	$93,931	$126,862

Funds From Operations per Share - Diluted
Basic weighted-average shares outstanding, GAAP earnings	86,311	87,058	86,442	84,436
Weighted-average OP Units outstanding	4,890	5,028	4,992	5,111
Assumed conversion of Preferred OP Units to common shares	465	499	465	499
Weighted average number of Common Shares and Common OP Units	91,666	92,585	91,899	90,046

Diluted Funds from operations, per Common Share and Common OP Unit	$0.29	$0.32	$1.25	$1.41

Diluted Funds from operations before Special Items, per Common Share and Common OP Unit	$0.24	$0.32	$1.02	$1.41

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Operating (Loss) Income to Net Property Operating Income (“NOI”) (a)

(dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Consolidated operating (loss) income	$(49,253)	$28,044	$(115,379)	$72,603
Add back:
General and administrative	9,640	9,837	36,055	35,416
Depreciation and amortization	48,166	32,636	149,793	125,443
Impairment charges	34,049	—	85,598	1,721
Straight-line rent reserves	9,375	—	29,089	—
Less:
Above/below market rent, straight-line rent and other adjustments	(9,209)	(7,477)	(15,465)	(24,447)
Gain on disposition of properties	(174)	(16,254)	(683)	(30,324)
Consolidated NOI	42,594	46,786	169,008	180,412

Noncontrolling interest in consolidated NOI	(12,209)	(14,031)	(48,536)	(52,248)
Less: Operating Partnership's interest in Fund NOI included above	(3,135)	(3,578)	(11,845)	(13,870)
Add: Operating Partnership's share of unconsolidated joint ventures NOI (d)	3,306	6,395	15,659	25,948
NOI - Core Portfolio	$30,556	$35,572	$124,286	$140,242

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Balance Sheets (a)

(dollars in thousands)

	As of
	December 31, 2020	December 31, 2019
ASSETS
Investments in real estate, at cost
Land	$776,275	$756,297
Buildings and improvements	2,848,781	2,740,479
Tenant improvements	191,046	173,686
Construction in progress	5,751	13,617
Right-of-use assets - finance leases	25,086	102,055
Right-of-use assets - operating leases, net	76,268	60,006
	3,923,207	3,846,140
Less: Accumulated depreciation and amortization	(586,800)	(490,227)
Operating real estate, net	3,336,407	3,355,913
Real estate under development	247,349	253,402
Net investments in real estate	3,583,756	3,609,315
Notes receivable, net	101,450	114,943
Investments in and advances to unconsolidated affiliates	249,807	305,097
Other assets, net	173,809	190,658
Cash and cash equivalents	19,232	15,845
Restricted cash	14,692	14,165
Rents receivable	44,136	59,091
Total assets	$4,186,882	$4,309,114

LIABILITIES
Mortgage and other notes payable, net	$1,125,356	$1,170,076
Unsecured notes payable, net	500,083	477,320
Unsecured line of credit	138,400	60,800
Accounts payable and other liabilities	358,727	371,516
Dividends and distributions payable	147	27,075
Distributions in excess of income from, and investments in, unconsolidated affiliates	15,616	15,362
Total liabilities	2,138,329	2,122,149
Commitments and contingencies
EQUITY
Acadia Shareholders' Equity
Common shares, $0.001 par value, authorized 200,000,000 shares, issued and outstanding 86,268,303 and 87,050,465 shares, respectively	86	87
Additional paid-in capital	1,683,165	1,706,357
Accumulated other comprehensive loss	(74,891)	(31,175)
Distributions in excess of accumulated earnings	(167,046)	(132,961)
Total Acadia shareholders’ equity	1,441,314	1,542,308
Noncontrolling interests	607,239	644,657
Total equity	2,048,553	2,186,965
Total liabilities and equity	$4,186,882	$4,309,114

ACADIA REALTY TRUST AND SUBSIDIARIES

Notes to Financial Highlights:

(a)

For additional information and analysis concerning the Company’s balance sheet and results of operations, reference is made to the Company’s quarterly supplemental disclosures for the relevant periods furnished on Form 8-K to the SEC and included on the Company’s website at www.acadiarealty.com.

(b)

Diluted earnings and (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares. The effect of the conversion of common units of partnership interest (“OP Units”) in Acadia Realty Limited Partnership, the “Operating Partnership” of the Company, is not reflected in the above table as they are exchangeable for Common Shares on a one-for-one basis. The income allocable to such units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these OP Units would have no net impact on the determination of diluted earnings per share.

(c)

The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. In addition, the Company believes that given the atypical nature of certain unusual items (as further described below), “FFO before Special Items” is also an appropriate supplemental disclosure of operating performance. FFO, FFO before Special Items and NOI are presented to assist investors in analyzing the performance of the Company. They are helpful as they exclude various items included in net income (loss) that are not indicative of the operating performance, such as gains (losses) from sales of real estate property, depreciation and amortization, and impairment of real estate property. In addition, NOI excludes interest expense and FFO before Special Items excludes certain unusual items (as further described below). The Company’s method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor FFO before Special Items represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”) and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of real estate property, plus depreciation and amortization, impairment of real estate property, and after adjustments for unconsolidated partnerships and joint ventures. Also consistent with NAREIT’s definition of FFO, the Company has elected to include gains and losses incidental to its main business (including those related to its RCP investments such as Albertsons) in FFO. FFO before Special Items begins with the NAREIT definition of FFO and further adjusts FFO to take into account FFO without regard to certain unusual items including charges, income and gains that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio.

(d)

The pro-rata share of NOI is based upon the Operating Partnership’s stated ownership percentages in each venture or Fund’s operating agreement. Does not include the Operating Partnership's share of NOI from unconsolidated joint ventures within the Funds.